Exhibit 10.49

     Sale and Transfer Agreement, dated February 20, 2001, between Prime and Impac Funding Corp., relating to the sale of 200,000 shares of the Impac Preferred Stock

                                  EXHIBIT 10.49



     Sale and Transfer Agreement, dated February 20, 2001, between Prime and Impac Funding Corp., relating to the sale of 200,000 shares of the Impac Preferred Stock

                           SALE AND TRANSFER AGREEMENT

      SALE AND TRANSFER AGREEMENT (the "Agreement"), made as of the ___th day of February 2001, by and among Prime Acquisition Corp. (the "Seller"), Impac Funding Corp. ("Buyer" ), in connection with the sale and transfer of shares of Series C Cumulative Convertible Preferred Stock (the "Series C Preferred") of Impac Mortgage Holdings, Inc., (the "Company").

     1. On the date hereof (the "Effective Date"), (i) the Seller shall deliver to the Company a certificate, duly endorsed to the Company, representing 800,000 shares of Series C Preferred; (ii) Buyer shall deliver to the Seller $5,000,000 plus interest thereon at the rate of 10.5% per annum from January 1, 2001 to the Effective Date by wire transfer in immediately available funds; and (iii) upon confirmation by Seller of receipt of the funds specified in the preceding clause
          (ii), the Company shall issue to the Seller a certificate representing 600,000 shares of Series C Preferred, and a certificate to Buyer representing 200,000 shares of Series C Preferred.

     2. Seller represents and warrants to Buyer that it has valid and marketable title to the shares of Series C Preferred being sold hereby, and shall deliver such shares of Series C Preferred free and clear of any pledge, lien, security interest, encumbrance, claim, or equitable interest.

     3. The Seller and Buyer respectively represent and warrant that they have the legal right to enter into this Agreement and perform or be subject to each of the agreements and obligations undertaken by them in this Agreement without the need for the consent of any other person or entity other than consents that they have already obtained.

     4. The Seller and Buyer acknowledge and agree that the Company is a party to the Agreement only with respect to facilitating the transfer of shares of Series C Preferred and that the Company makes no representations or warranties to any of the Seller or Buyer with respect to the transactions contemplated by this Agreement.

     5. This Agreement may not be assigned without the express written consent of the parties hereto. No modification or waiver of any provision of this Agreement or consent to depart therefrom shall be effective unless in writing.

     6. This Agreement shall be construed in accordance with the laws of the State of Maryland, United States of America, without regard to the conflict of laws provisions thereof.

     7.   This Agreement may be executed by facsimile and in counterparts.

     IN WITNESS WHEREOF, the undersigned have set their signatures to this Agreement as of the date first written above.

                         SELLER

                                 Prime Acquisition Corp.

                                 By: /s/ LEIGH J. ABRAMS, Pres.
                                     --------------------------
                                 Name:  Leigh J. Abrams
                                 Title: Pres.

                         BUYER
                                 Impac Funding Corp

                                 By: /s/ WILLIAM ASHMORE
                                     --------------------------
                                 Name:  William Ashmore
                                 Title: President

                         COMPANY

                                 IMPAC MORTGAGE HOLDINGS, INC.

                                 By: /s/ WILLIAM ASHMORE
                                     --------------------------
                                 Name:  William Ashmore
                                 Title: President

                             SECRETARY'S CERTIFICATE

                                    LBP, INC.
                                       AND
                             PRIME ACQUISITION CORP.

     I, Harvey J. Kaplan, do hereby certify that I am the duly elected and qualified Secretary of LBP, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business in White Plains, New York (the "Company"); that I am the keeper of the records and the seal of the Company; that the following is a true and correct copy of resolutions duly adopted at a meeting of the Boards of Directors of the Company and its wholly-owned subsidiary, Prime Acquisition Corp., called and held in accordance with their By-laws and the laws of the State of Delaware on the 12th day of February, 2001, as taken and transcribed by me from the minutes of said meeting; and that the same have not been in any way modified, repealed or rescinded, but remain in full force and effect:

     WHEREAS, the Company previously caused its, wholly-owned subsidiary, Prime Acquisition Corp. ("Prime"), to make certain short-term investments to preserve its assets and enhance stockholder value; and

     WHEREAS, the Board of Directors has adopted a Plan of Complete Liquidation, Dissolution and Termination of Existence of the Company, subject to stockholder approval; and

     WHEREAS, the Board of Directors deems it advisable and in the best interests of the Company and its stockholders that Prime liquidate its non-cash assets; and

     WHEREAS, offers have been made to Prime by Impac Funding Corp. ("IFC") and HBK Master Fund L.P. ("HBK") to purchase 200,000 shares and 400,000 shares, respectively, of the 800,000 shares of Series C 10.5% Cumulative Convertible Preferred Stock of Impac Mortgage Holdings, Inc. (the "Impac Preferred Stock") owned by Prime,

     NOW THEREFORE, IT IS

     RESOLVED, that Prime sell shares of Impac Preferred Stock at the price of $25 per share payable in cash on the effective date of sale together with accrued interest to the effective date of sale, as follows: (i) 200,000 shares to IFC and (ii) 400,000 shares to HBK; and it is further

     RESOLVED, that the Officers of the Company be, and each of them hereby is, authorized and directed to take any action and execute and deliver any agreements, documents and instruments, including powers of attorney, as any of the Officers deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions; and it is further

     RESOLVED, that any action of the Board of Directors or the Officers of the Company in furtherance of the purposes of the foregoing resolutions, whether taken before or after the adoption or effectiveness of these resolutions are hereby approved, confirmed, ratified and adopted.

     IN WITNESS WHEREOF, I have executed this Secretary's Certificate as Secretary of the Company this 20th day of February, 2001.

                                          Harvey J. Kaplan

                                          /s/ HARVEY J. KAPLAN
                                          --------------------
                                          Secretary


                                      -2-